Exhibit 99.1
Press Release

Triad Guaranty Inc. Reports 2010 Second Quarter Results

Sequential and Year-Over-Year Increase in Net Income Attributable to Change in Reserve Factors and Modified Pool Premium Accounting Treatment

WINSTON-SALEM, N.C., August 11, 2010 -- Triad Guaranty Inc. (OTCBB: TGIC) today reported net income of $79.1 million for its second quarter ended June 30, 2010 compared to a net loss of $27.8 million for the first quarter of 2010 and a net loss of $359.4 million for the second quarter of 2009.  The 2010 second quarter diluted income per share was $5.24 compared to a diluted loss per share of $1.84 for the 2010 first quarter and a diluted loss per share of $23.91 for the 2009 second quarter.

The net income for the six months ended June 30, 2010 was $51.3 million compared to a net loss of $414.6 million for the six months ended June 30, 2009.  The diluted income per share was $3.40 for the six months ended June 30, 2010 compared to a diluted loss per share of $27.65 for the six months ended June 30, 2009.

Ken Jones, President and CEO, said, “We continued to see improvement in several key areas during the second quarter of 2010, which allowed us to decrease the reserves held for existing defaults at June 30, 2010.  Higher actual cures experienced during the first two quarters of 2010 caused us to adjust our reserve factors during the second quarter for future cure rates on existing defaults. These adjustments, along with modestly higher rescission expectations, allowed us to reduce our estimated reserve for losses.  The impact of the change in reserve factors on our second quarter financial results, coupled with an additional accrual of earned premiums during the quarter, were the primary drivers of our net income reported for the quarter.  The earned premium accrual reflects the present value of estimated future premiums on Modified Pool structures where we have already paid out the maximum amount that we are contractually required to pay.  While we are seeing improvements in the performance of our insured portfolio, we remain cautious about the outlook for the remainder of 2010 and continuing into 2011, as many economists are now expecting a slower recovery with lingering high unemployment rates and continued pressure on the residential real estate market and home prices.”

Mr. Jones continued, “As a company in run-off, our primary focus remains the efficient and effective servicing of our insured portfolio, particularly with respect to loss management, in order to maximize our claims-paying ability.  While we are pleased by our 2010 results compared to 2008 and 2009, the income reported in the second quarter of 2010 was due to items that we believe are unlikely to occur in the future in similar amounts and it is unlikely that we will report similar levels of income, and may report no income at all, in future periods. Furthermore, our financial position improved only slightly during the second quarter, and our deficit in assets was $648.1 million at June 30, 2010.  To meet all of our existing obligations, we will need to earn at least $649 million during the remaining run-off of our business.  We believe that absent significant, positive changes in the economy and the residential real estate market, our existing assets and future premiums may not be sufficient to meet our current and future policyholder obligations.”

For additional information concerning our results for the second quarter of 2010 and our financial position at June 30, 2010, please see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov or via our web site at www.triadguaranty.com.  We have updated the quarterly statistical and supplemental information for the 2010 second quarter results on our web site at www.triadguaranty.com.  The supplemental information can be found under “Investors” and then under “Webcasts and Presentations” by the title “Supplemental Information – Second Quarter 2010”.

(Relevant Triad Guaranty Inc. financial and statistical information follows)

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; the possibility that there will not be adequate interest in our common stock on the over the counter markets to ensure efficient pricing; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2009 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as otherwise required by law.

SOURCE: Triad Guaranty Inc.
CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com

####

Triad Guaranty Inc.
Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)

	2010	2009	2010	2009

	(Dollars in thousands except per share amounts)

Earned premiums	$72,330	$64,833	$118,218	$109,191
Net investment income	10,561	10,859	20,434	22,051
Net realized investment (losses) gains	(985)	2,017	(1,227)	(2,548)
Other income (expense)	-	2	(8)	4
Total revenues	81,906	77,711	137,417	128,698

Net (benefit) losses and loss adjustment expenses	(7,770)	431,368	64,468	532,945
Interest expense	2,816	1,895	5,285	2,589
Other operating expenses	7,021	8,680	16,353	18,091
Total losses and expenses	2,067	441,943	86,106	553,625

Income (loss) before income taxes	79,839	(364,232)	51,311	(424,927)
Income tax expense (benefit)	717	(4,813)	-	(10,334)

Net income (loss)	$79,122	$(359,419)	$51,311	$(414,593)

Diluted income (loss) per share	$5.24	$(23.91)	$3.40	$(27.65)

Diluted weighted average common and common
stock equivalents outstanding (in thousands)	15,112	15,031	15,109	14,995

Triad Guaranty Inc.
Consolidated Balance Sheets

	(Unaudited)		(Unaudited)
	June 30,	December 31,	June 30,
	2010	2009	2009

	(Dollars in thousands except per share amounts)
Assets:
Invested assets:
Fixed maturities, available for sale, at market	$906,992	$784,830	$847,809
Equity securities, available for sale, at market	-	-	31
Short-term investments	29,166	26,651	3,800
	936,158	811,481	851,640

Cash and cash equivalents	35,576	21,839	31,600
Reinsurance recoverable	49,829	233,499	234,248
Other assets	64,000	58,007	57,650

Total assets	$1,085,563	$1,124,826	$1,175,138

Liabilities:
Losses and loss adjustment expenses	$1,307,028	$1,537,043	$1,591,207
Unearned premiums	11,346	12,153	14,890
Long-term debt	34,546	34,540	34,535
Deferred payment obligation	292,169	168,386	27,020
Other liabilities	88,619	79,062	37,176

Total liabilities	1,733,708	1,831,184	1,704,828

Stockholders' equity:
Accumulated deficit	(799,830)	(851,141)	(670,102)
Accumulated other comprehensive income	37,516	30,782	27,262
Other equity accounts	114,169	114,001	113,150

Deficit in assets	(648,145)	(706,358)	(529,690)

Total liabilities and stockholders' equity	$1,085,563	$1,124,826	$1,175,138

Stockholders' deficit in assets per share:	$(42.48)	$(46.29)	$(34.81)

Common shares outstanding	15,258,128	15,258,128	15,215,378

Triad Guaranty Inc.
Consolidated Statements of Cash Flow

	Six Months Ended June 30,

	2010	2009
	(Unaudited)
	(Dollars in Thousands)

OPERATING ACTIVITIES
Net income (loss)	$51,311	$(414,593)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Increase (decrease) in loss and unearned premium reserves	(230,822)	402,394
Decrease (increase) in amounts due to/from reinsurer	183,669	(84,004)
Net realized investment losses	1,227	2,548
Deferred income taxes	-	(11,415)
Deferred payment obligation	123,783	27,020
Other operating activities	(995)	6,410
Net cash provided by (used in) operating activities	128,173	(71,640)

INVESTING ACTIVITIES
Purchases of investment securities	(251,268)	(128,623)
Sales and maturities of investment securities	138,918	155,188
(Increase) decrease in short-term investments	(2,516)	36,769
Other investing activities	430	(34)
Net cash provided by (used in) investing activities	(114,436)	63,300

Net increase (decrease) in cash	13,737	(8,340)
Cash at beginning of period	21,839	39,940

Cash at end of period	$35,576	$31,600

TRIAD GUARANTY INC.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended
	(Dollars in thousands)
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2010	2010	2009	2009	2009	2009	2008	2008	2008
Revenue:
Earned premiums	$72,330	$45,888	$34,891	$35,576	$64,833	$44,358	$49,840	$65,654	$69,864
Net investment income	10,561	9,873	9,739	12,342	10,859	11,192	10,509	10,349	9,175
Realized investment gains (losses)	(985)	(242)	649	3,253	2,017	(4,565)	(18,944)	(6,519)	(3,799)
Other income (loss)	-	(8)	12,536	127	2	2	2	2	2
Total revenues	81,906	55,511	57,815	51,298	77,711	50,987	41,407	69,486	75,242
Losses and expenses:
Net settled claims	145,460	(43,684)	153,749	157,881	149,863	53,920	69,372	59,357	68,263
Change in reserves	(158,058)	111,204	(30,195)	(15,836)	278,956	39,628	106,080	165,958	218,568
Loss adjustment expenses	4,828	4,718	5,370	3,713	2,549	8,029	2,647	5,879	5,918
Net losses and LAE	(7,770)	72,238	128,924	145,758	431,368	101,577	178,099	231,194	292,749
Change in premium deficiency reserve	-	-	-	-	-	-	-	-	(15,000)
Interest expense	2,816	2,469	2,243	1,202	1,895	694	694	691	696
Other operating expenses	7,021	9,332	8,160	9,659	8,680	9,411	8,639	8,726	27,238
Total losses and expenses	2,067	84,039	139,327	156,619	441,943	111,682	187,432	240,611	305,683
Income (loss) before income taxes	79,839	(28,528)	(81,512)	(105,321)	(364,232)	(60,695)	(146,025)	(171,125)	(230,441)
Income taxes (benefit)	717	(717)	(2,368)	(3,426)	(4,813)	(5,521)	(23,818)	(11,030)	(31,630)
Net income (loss)	$79,122	$(27,811)	$(79,144)	$(101,895)	$(359,419)	$(55,174)	$(122,207)	$(160,095)	$(198,811)

	Condensed Balance Sheets As Of
	(Dollars in thousands)
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2010	2010	2009	2009	2009	2009	2008	2008	2008
Assets
Invested assets	$936,158	$957,115	$811,481	$846,905	$851,640	$918,531	$895,422	$890,720	$869,022
Cash	35,576	38,662	21,839	7,480	31,600	21,394	39,940	47,818	19,669
Real estate acquired	-	-	-	-	-	526	713	3,661	6,202
Prepaid federal income tax	-	-	-	-	-	15	15	15	63,184
Reinsurance recoverable	49,829	52,963	233,499	245,436	234,248	182,589	150,848	111,827	55,316
Other assets	64,000	54,406	58,007	54,331	57,650	52,307	43,596	47,915	50,405
Total assets	$1,085,563	$1,103,146	$1,124,826	$1,154,152	$1,175,138	$1,175,362	$1,130,534	$1,101,956	$1,063,798

Liabilities and stockholders' equity
Liabilities:
Losses and loss adjustment expenses	$1,307,028	$1,468,719	$1,537,043	$1,576,303	$1,591,207	$1,262,746	$1,187,840	$1,042,053	$817,262
Deferred payment obligation	292,169	229,953	168,386	97,048	27,020	-	-	-	-
Accrued expenses and other liabilities	134,511	102,677	91,215	71,291	52,066	59,477	44,831	30,887	40,714
Total liabilities	1,733,708	1,835,892	1,831,184	1,779,179	1,704,828	1,356,755	1,267,200	1,130,356	922,889
(Deficit in assets) total stockholders' equity	(648,145)	(732,746)	(706,358)	(625,027)	(529,690)	(181,393)	(136,666)	(28,400)	140,909
Total liabilities and stockholders' equity	$1,085,563	$1,103,146	$1,124,826	$1,154,152	$1,175,138	$1,175,362	$1,130,534	$1,101,956	$1,063,798